UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 1, 2009

Date of Earliest Event Reported: October 1, 2009

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In connection with its discussions with holders of debt under its first and second lien credit facilities regarding amendments to such facilities that would, among other things, permit Boise Inc. (the “Company”) to repurchase or redeem indebtedness outstanding under those facilities and the Company’s discussions with such holders to so repurchase certain of such indebtedness, the Company furnished certain information to holders of debt under its first and second lien credit facilities. Attached as Exhibit 99.1 hereto and incorporated by reference herein is certain of such information.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward looking” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside our control that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, among others, our substantial level of indebtedness; our ability to enter into amendments with respect to our first and second lien credit facilities and to issue new unsecured debt, our continued ability to comply with our financial covenants and debt service obligations; changes in the supply of, demand for, or prices of our products; the activities of competitors; changes in significant operating expenses, including raw material and energy costs; our ability to weather the current economic downturn in the United States and elsewhere; changes in the regulatory environment, including requirements for enhanced environmental compliance; and other risks and uncertainties that are detailed in our filings with the Securities and Exchange Commission. The Company does not intend, and undertakes no obligation, to update any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Supplemental Regulation FD Disclosure of Boise Inc. dated October 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date: October 1, 2009